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 [LOGO OF AMERICAN GENERAL]
 Life Companies                                                                                                     EXHIBIT (e)(6)
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                                                      EXECUTIVE ADVANTAGE(SM)
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                                                  DOLLAR COST AVERAGING REQUEST
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Policy Number: ______________    Policyholder:

_____________________________________________________________
                                     (LAST NAME, FIRST NAME, MIDDLE NAME)

Insured: ________________________________________________________  Social Security No.: ______-_____-______

________
             (LAST NAME, FIRST NAME, MIDDLE NAME)

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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other
Subaccounts as indicated below.

 Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

    GUARANTEED ACCOUNT                                  ____  %
    AIM VARIABLE INSURANCE FUNDS
    (INVESCO VARIABLE INSURANCE FUNDS)                             GOLDMAN SACHS VARIABLE INSURANCE TRUST
    Invesco Van Kampen V.I. High Yield Fund             ____  %    Strategic International Equity Fund                    ___ %
    Invesco Van Kampen V.I. Mid Cap Value Fund          ____  %    Structured U.S. Equity Fund                            ___ %

    ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND                JPMORGAN INSURANCE TRUST
    Growth Portfolio - Class A                          ____  %    Small Cap Core Portfolio                               ___ %
    Growth & Income Portfolio - Class A                 ____  %
    Large Cap Growth Portfolio - Class A                ____  %    NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
    Small Cap Growth Portfolio - Class A                ____  %    AMT Partners Portfolio                                 ___ %

    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                     PIMCO VARIABLE INSURANCE TRUST
    VP Income & Growth Fund                             ____  %    High Yield Portfolio - Admin. Class                    ___ %
    VP International Fund                               ____  %    Long-Term U.S. Gov't Portfolio - Admin. Class          ___ %
                                                                   Real Return Portfolio - Admin. Class                   ___ %
    BLACKROCK  VARIABLE SERIES FUNDS, INC.                         Short-Term Portfolio - Admin. Class                    ___ %
    BlackRock Basic Value V.I. Fund - Class I           ____  %    Total Return Portfolio - Admin. Class                  ___ %
    BlackRock Capital Appreciation V.I. Fund - Class I  ____  %
    BlackRock Government Income V.I. Fund - Class I     ____  %    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
    BlackRock Value Opportunities V.I. Fund - Class I   ____  %    Emerging Markets Equity Portfolio - Class I            ___ %
                                                                   Core Plus Fixed Income Portfolio - Class I             ___ %
    FIDELITY VARIABLE INSURANCE PRODUCTS                           Mid Cap Growth Portfolio - Class I                     ___ %
    VIP Balanced Portfolio - Initial Class              ____  %
    VIP Contrafund Portfolio - Initial Class            ____  %    VALIC COMPANY I
    VIP Index 500 Portfolio - Initial Class             ____  %    International Equities Fund                            ___ %
    VIP Money Market Portfolio - Initial Class          ____  %    Mid Cap Index Fund                                     ___ %
                                                                   Small Cap Index Fund                                   ___ %
    FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS
    Developing Markets Securities Fund - Class 2        ____  %    VANGUARD VARIABLE INSURANCE FUND
    Foreign Securities Fund - Class 2                   ____  %    Total Bond Market Index Portfolio                      ___ %
    Growth Securities Fund - Class 2                    ____  %    Total Stock Market Index Portfolio                     ___ %
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Dollar Cost Averaging Executive Advantage 11/11

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Select one transfer option:

  [_]  $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.
  [_]  Entire current balance in the Money Market Subaccount over _____________ months (maximum 24).
       I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of
       Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

       I understand that automatic transfers will remain in effect until one of the following occurs:

          1.  My balance in the Money Market Subaccount is depleted;         4.  The Policy ends without value; or
          2.  You receive my written request to cancel future transfers;     5.  I submit a new Dollar Cost Averaging Request form.
          3.  You receive notification of the Insured's death;

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As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


_______________________________________________                  ______________________________________________
SIGNATURE OF INSURED                                             SIGNATURE OF POLICYHOLDER (IF OTHER THAN INSURED)

_________________________________  ____, 20___
DATE SIGNED
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Dollar Cost Averaging Executive Advantage 11/11